EXHIBIT 10.18

LOAN AND SECURITY AGREEMENT

Borrower:     NETLOJIX COMMUNICATIONS, INC.
                    a Delaware corporation

                    REMOTE LOJIX/PCSI, INC.,
                    a New York corporation

                    NETLOJIX TELECOM, INC.,
                    a Delaware corporation

                    WESTNET COMMUNICATIONS, INC.,
                    a California corporation

                    CW ELECTRONIC ENTERPRISES, INC.,
                    an Illinois corporation

                    SMITH TECHNOLOGY SOLUTIONS, INC.,
                    a California corporation

Address:        501 Bath Street
                      Santa Barbara, California  93101

Date:              January 31, 2002

        WHEREAS, Remote Lojix/PCSI, Inc. ("Remote"), NetLojix Telecom, Inc. ("Telecom"), Westnet Communications, Inc. ("Westnet"), CW Electronic Enterprises, Inc. ("CWE") and Smith Technology Solutions, Inc. ("STS") are all wholly-owned subsidiaries of NetLojix Communications, Inc. ("NetLojix"); and

         WHEREAS,  NetLojix, Remote, Telecom, Westnet, CWE and STS, on the one hand, and DTL One, LLC,  a Nevada limited liability company ("Lender"), on the other, desire to enter into a borrower/lender relationship on the terms and conditions set forth herein;

         NOW THEREFORE, NetLojix, Remote, Telecom, Westnet, CWE and STS, whose chief executive offices are located at the address referenced above ("Borrower's Address") hereby jointly and severally enter into this Loan and Security Agreement, dated as of January 31, 2002, with Lender, whose address is 6500 Beltline Road, Suite 170, Irving, Texas 75063, on the terms contained herein. The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement.  (Definitions of certain terms used in this Agreement are set forth in Section 1 below.)

1.       DEFINITIONS.  As used in this Agreement, the following terms have the following meanings:

         "Account Debtor" means the obligor on a Receivable or General Intangible.

         "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

         "Audit" means to inspect, audit and copy Borrower's books and records and the Collateral.

         "Availability" means the amount of Eligible Receivables multiplied by the advance percentages described in the Schedule net of Borrower's outstanding Obligations.

         "Billed Receivable Loans" means the Loans described in Section 2.1(a) of the Schedule.

         "Billed Receivables" means Receivables that have been invoiced and sent to an Account Debtor for payment, by Borrower, by a local exchange carrier (including, Bell Atlantic, SBC Communications, Ameritech and US West), or by a third party billing company (including, OAN and GTE Choicebilling).

         "Borrower" means, jointly and severally, NetLojix, Remote, Telecom, Westnet, CWE and STS.

         "Borrower's Address" has the meaning set forth in the introduction to this Agreement.

         "Borrower Information" has the meaning set forth in Section 11.18.

         "Business Day" means a day on which commercial banks are open for business in the State of California.

         "Change of Control" with respect to NetLojix shall be deemed to have occurred at such time as either Anthony E. Papa ceases to be Chief Executive Officer of NetLojix or James P. Pisani ceases to be President and Chief Operating Officer of NetLojix.  A "Change of Control" with respect to Remote, Telecom, Westnet, CWE or STS shall be deemed to have occurred at such time as NetLojix owns less than all of the issued and outstanding capital stock of Remote, Telecom, Westnet, CWE or STS, as the case may be.

         "Closing Date" means the date of this Agreement indicated on page 1 hereof.

         "Code" means the Uniform Commercial Code as adopted and in effect in the State of Texas from time to time.

        "Collateral" has the meaning set forth in Section 4 hereof.

         "Credit Limit" means the maximum amount of Loans that Lender may make to Borrower pursuant to the amounts and percentages shown on the Schedule.

         "CWE" means CWE Electronic Enterprises, Inc., an Illinois corporation.

         "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

         "Deposit Account" has the meaning set forth in Section 9105 of the Code.

         "Dollars or $" means United States dollars.

         "Eligible Receivables" means Billed Receivables and Unbilled Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services in which Lender has a perfected, first priority security interest.  Eligible Receivables shall not include the following:

         (a)       Billed Receivables that the Account Debtor has failed to pay within 150 days of invoice date;

         (b)       Unbilled Receivables that have not been invoiced and sent to an Account Debtor for payment within 45 days of Account Debtor's incurring of the obligation to be invoiced;

         (c)       Receivables that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

         (d)       Receivables with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Lender, with the Assignment of Claims Act, 31 U.S.C. ' 3727), or (ii) any State of the United States (exclusive, however, of Receivables owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

         (e)       Receivables with respect to which the Account Debtor is a creditor of Borrower:  (1) who has a right of setoff or who has asserted a right of setoff, but only to the extent of the setoff, or (2) who has disputed its liability, or has made any claim with respect to the Receivables, provided, however, that Lender, shall limit this provision to the extent of the obligations in dispute;

        (f)       Receivables with respect to which the Account Debtor is subject to any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation proceeding, or becomes insolvent, or goes out of business.

         (g)    The amount of all discounts, allowances, rebates, credits and adjustments to such Receivables.

         (h)    any accounts from Account Debtors with respect to which Borrower has furnished a payment and/or performance bond and that portion of any Receivable for or representing a retainage authorized by statute.

         "Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other goods (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         "Event of Default" means any of the events set forth in Section 10.1 of this Agreement.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

        "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security  and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

         "Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

        "Investment Property" has the meaning set forth in Section 9115 of the Code as in effect as of the date hereof.

         "Lender" has the meaning set forth in the introduction to this Agreement.

         "Loan Documents" means this Agreement, the agreements and documents listed on Section 5 of the Schedule, and any other agreement, instrument or document executed in connection herewith or therewith.

         "Loans" has the meaning set forth in Section 2.1 hereof.

         "Material Adverse Effect" means a material adverse effect on (i) the business, assets, financial condition or results of operations of Borrower or any subsidiary of Borrower or any guarantor of any of the Obligations, (ii) the ability of Borrower or any guarantor of any of the Obligations to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Lender hereunder or thereunder.

         "Maturity Date" means the date that this Agreement shall cease to be effective, as set forth on the Schedule, subject to the provisions of Section 9.1 and 9.2 hereof.

         "Maximum Dollar Amount" has the meaning set forth in Section 2 of the Schedule.

         "Minimum Availability" shall mean the amount set forth in Section 5.2 of the Schedule.

         "NetLojix" means NetLojix Communications, Inc., a Delaware corporation.

         "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees (including attorneys' fees and expenses incurred in bankruptcy), audit fees and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Lender.

         "Permitted Liens" means the following:

        (1)       purchase money security interests in specific items of Equipment, provided that such security interest is timely perfected under the Uniform Commercial Code applicable to the creation thereof;

         (2)       leases of specific items of Equipment;

         (3)    liens for taxes not yet payable;

         (4)       additional security interests and liens consented to in writing by Lender, in Lender's sole discretion;

         (5)       security interests being terminated substantially concurrently with this Agreement;

         (6)       inchoate liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

         (7)    liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (1) or (2) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the then-unpaid principal amount of the indebtedness being extended, renewed or refinanced does not increase; or

         (8)       inchoate liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods.

         Lender will have the right to require, as a condition to its consent under subparagraph (4) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Lender's form, acknowledge that the security interest is subordinate to the security interest in favor of Lender, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest, subject to any applicable notice and cure period applicable thereto, shall also constitute an Event of Default under this Agreement.

         "Person" means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

         "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA, or its successor, whether or not that rate is the lowest interest rate charged by said bank.  If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the applicable month, as the base rate on corporate loans at large U.S. money center commercial banks.

        "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

         "Remote" means Remote Lojix/PCSI, Inc., a New York corporation.

         "Renewal Date" shall mean the Maturity Date if this Agreement is renewed pursuant to Section 9.1 hereof, and each anniversary thereafter that this Agreement is renewed pursuant to Section 9.1 hereof.

        "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

         "STS" means Smith Technology Solutions, Inc., a California corporation.

         "Telecom" means NetLojix Telecom, Inc., a Delaware corporation.

         "Triparty Account" means an account maintained by Borrower at Bank of America NT&SA in Santa Barbara, California, during the term of this Agreement.

         "Unbilled Receivables" means Receivables where the services have already been provided and performed but have not yet been invoiced and sent to an Account Debtor for payment.

         "Unbilled Receivable Loans" means the Loans described in Section 2.1(b) of the Schedule.

         "Westnet" means Westnet Communications, Inc., an Illinois corporation.

         "Year or Yearly" shall mean a calendar year unless as otherwise set forth.

        "Other Terms."  All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

 2.    CREDIT FACILITIES.

         2.1       Loans.  Lender will make loans to Borrower (the "Loans") up to the Credit Limit, provided no Default or Event of Default has occurred and is continuing.  In addition, Lender may create reserves against or reduce its advance rates based upon Eligible Receivables without declaring a Default or an Event of Default if it determines that there has occurred a Material Adverse Effect.

         2.2       Triparty Account.  Advances and repayments of Loans and interest  hereunder shall be made through the Triparty Account.  Lender shall have a first priority security interest in the Triparty Account and the proceeds thereof, in addition to a power of attorney to apply funds in the Triparty Account to repayment of Obligations under certain circumstances (as set forth in the triparty account agreement referenced in Section 5.12), regardless of the identity of the Borrower whose funds may be on deposit in the Triparty Account from time to time.

         2.3       Requests for Loan.  Provided no Event of Default shall exist or be continuing, Borrower may request Loans from time to time, and Lender shall make such Loans, pursuant to a Request for Loan in the form set forth in Exhibit A hereto.  Lender shall make such Loan by depositing the amount thereof into the Triparty Account in immediately available funds and permitting Borrower to withdraw such amount from the Triparty Account.  Provided that Borrower delivers the Request for Loan prior to 1:00 p.m. Dallas time on a Business Day, Lender will make such deposit on the following Business Day.

        2.4       Note.  All Loans made by a Lender to the Borrower shall be evidenced by a revolving credit note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form of Exhibit B annexed hereto, delivered and payable to such Lender in a principal amount equal to the Maximum Dollar Amount of its credit commitment in respect of the Borrower on such date.  The Lender shall and is hereby authorized by the Borrower to, endorse on the schedule attached to the revolving credit note an appropriate notation evidencing the date and amount of each Loan to Borrower, as well as the date and amount of each payment and prepayment with respect thereto.

3.       INTEREST, FEES AND EXPENSES.

         3. 1.       Interest.  All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement.  Interest shall be payable monthly, on the last day of the month.  Interest may, in Lender's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

        3.2       Fees.  Borrower shall pay Lender the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Lender under the Loan Documents and are deemed fully earned and are nonrefundable.

         3.3       Expenses.  Borrower shall pay or reimburse Lender for all costs and expenses, including attorneys' fees, incurred by Lender in connection with (a) the preparation and negotiation of the Loan Documents, and (b) all other amounts incurred by Lender for which Borrower is obligated to reimburse Lender in accordance with the Loan Documents..

         3.4       Compliance with Usury Laws.  Borrower and Lender intend to comply with all applicable usury laws. In fulfilling this intention, all agreements between Borrower and Lender are expressly limited so that the amount of interest paid or agreed to be paid to Lender for the use, forbearance, or detention of money under this Agreement shall not exceed the maximum amount permissible under applicable law. If for any reason payment of any amount required under this Agreement shall be prohibited by law, the obligation shall be reduced to the maximum allowed by law. If for any reason Lender receives as interest an amount that would exceed the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the principal owed under this Agreement and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between Borrower and Lender, this provision shall control.

 4.       SECURITY INTEREST.

         To secure the payment and performance of all of the Obligations when due, Borrower (except for CWE) hereby grants to Lender a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located:  All Receivables, Inventory, Equipment, Investment Property, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Lender's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Lender may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").  At such time as it has repaid all amounts owing under that certain Business Ready Credit Agreement dated as of January 16, 1998, in favor of Citibank, F.S.B., CWE will grant to Lender a security interest in all of CWE's interest in the types of property listed in the definition of Collateral above.

 To the extent permitted by applicable law, Borrower hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower.  Borrower agrees that a carbon, photographic or other reproduction of this Loan Agreement or of a financing statement signed by Borrower shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

Borrower hereby authorizes Lender to file a record or records (as defined in Article 9 of the Texas UCC), including, without limitation, financing statements, in all jurisdictions and with all filing offices as Lender may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Lender herein and in each case without the signature of Borrower.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Lender herein.

 5.       CONDITIONS PRECEDENT.

         The obligation of Lender to make the Loans is subject to the satisfaction, in the sole discretion of Lender, at or prior to the first advance of funds hereunder, of each, every and all of the following conditions:

         5.1       Status of Accounts at Closing.  Not more than $100,000 in accounts payable shall be due and unpaid ninety (90) days past their respective due dates except for such accounts payable being contested in good faith in appropriate proceedings and for which adequate reserves have been provided.

         5.2       Minimum Availability.  Borrower shall have Minimum Availability immediately following the initial funding in the amount set forth on the Schedule.

         5.3       Executed Agreement.  Lender shall have received this Agreement duly executed and in form and substance satisfactory to Lender in its sole and absolute discretion.

         5.4       Priority of Lender's Liens.  Lender shall have received the current results of "of record" searches satisfactory to Lender in its sole and absolute discretion, reflecting its Uniform Commercial Code filings against Borrower indicating that Lender has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens.

         5.5       Insurance.  Lender shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with Section 8.2 hereof, including lender's loss payee endorsements.

         5.6       Borrower's Existence.  Lender shall have received copies of Borrower's articles or certificate of incorporation and all amendments thereto, and a Certificate of Good Standing, each certified by the Secretary of State of the state of Borrower's organization, and dated a recent date prior to the Closing Date, and Lender shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.

         5.7       Organizational Documents.  Lender shall have received copies of Borrower's By-laws and all amendments thereto, and Lender shall have received copies of the resolutions of the board of directors of Borrower, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower to execute the same on behalf of Borrower, in each case certified by the Secretary or other acceptable officer of Borrower as of the Closing Date.

         5.8       Taxes.  Lender shall have received evidence from Borrower that Borrower has complied with all tax withholding and Internal Revenue Service regulations and that Borrower has paid and is current on all taxes, whether federal, state or other applicable taxing body, in form and substance satisfactory to Lender in its sole and absolute discretion.

         5.9    Due Diligence.  Lender shall have completed its due diligence with respect to Borrower, the results of which shall be satisfactory to Lender.

         5.10       Triparty Account Agreement.  Lender and Borrower shall have entered into a triparty account agreement in form and substance acceptable to Lender with respect to the Triparty Account.

        5.11       Other Documents and Agreements.  Lender shall have received such other agreements, instruments and documents as Lender may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Lender in Lender's sole and absolute discretion, and in form for filing in the appropriate filing office, including, but not limited to, those documents listed in Section 5 of the Schedule.

        5.12       Payment of Fees and Expenses.  Borrower shall have paid Lender all fees and expenses described in Section 3.2 and 3.3 then owing.

6.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

         In order to induce Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to Lender as follows, and Borrower covenants that the following representations will continue to be true in all material respects during the term hereof, and that Borrower will at all times during the term hereof comply in all material respects with all of the following covenants:

         6.1       Existence and Authority.  Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect.  The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (a) have been duly and validly authorized, (b) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (c) do not violate Borrower's articles or certificate of incorporation or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, (d) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property, and (e) do not require the consent of any third party, except consents contemplated by this Agreement or which have been obtained.

         6.2       Name; Trade Names and Styles.  The name of Borrower set forth in the heading to this Agreement is its correct name.  Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names.  Borrower has not used any of the prior names set forth on the Schedule since 1999. Borrower shall give Lender thirty (30) days' prior written notice before changing its name or doing business under any other name.  Borrower has complied, and will in the future comply, in all material respects with all laws relating to the conduct of business under a fictitious business name.

         6.3       Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower's chief executive office.  In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule.  Borrower will give Lender at least thirty (30) days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.

         6.4       Title to Collateral; Permitted Liens.  Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower.  The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens.  Lender now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Lender and the Collateral against all claims of others.  None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.  Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises.  Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.  Lender agrees that its default rights resulting from Borrower's noncompliance with this paragraph are subject to the existence of a Material Adverse Effect.

         6.5       Maintenance of Collateral.  Borrower will maintain the Inventory and Equipment in good working condition, and Borrower will not use the Collateral for any unlawful purpose.  Borrower will immediately advise Lender in writing of any material loss or damage to the Collateral.

         6.6       Books and Records.  Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

         6.7       Financial Condition, Statements and Reports.  All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower in all material respects, at the times and for the periods therein stated.  Between the last date covered by any such statement provided to Lender and the date hereof, there has been no Material Adverse Effect.  Borrower is now and will continue to be Solvent.  Borrower shall promptly inform Lender of the occurrence of any event or circumstance which has resulted in a Material Adverse Effect

         6.8    Tax Returns and Payments; Pension Contributions.  Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower.  Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral.  As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower.  Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.  Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

         6.9       Compliance with Law.  Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.

         6.10       Litigation.  Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in a Material Adverse Effect.  Borrower will promptly inform Lender in writing, upon discovery by Borrower, of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving an amount set forth on the Schedule.

         6.11  Use of Proceeds.  All proceeds of all Loans shall be used solely for lawful business purposes.  Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

 7.       RECEIVABLES.

         7.1       Representations Relating to Receivables. Borrower represents and warrants to Lender as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.

         7.2       Representations Relating to Documents and Legal Compliance.  Borrower represents and warrants to Lender as follows:  All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be.  All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations.  All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally).

         7.3       Schedules and Documents relating to Receivables.  Borrower shall deliver to Lender via facsimile, unless otherwise directed by Lender, at such locations and at such intervals as Lender may request, transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Lender's forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Lender's security interest and other rights in all of Borrower's Receivables, nor shall Lender's failure to advance or lend against a specific Receivable affect or limit Lender's security interest and other rights therein.  Loan requests received after 1:00 p.m. Dallas, Texas time, will not be considered by Lender until the next Business Day.  Together with each such schedule, or later if requested by Lender, Borrower shall furnish Lender with copies (or, at Lender's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing.  Borrower shall also furnish to Lender an aged accounts receivable trial balance in such form and at such intervals as Lender shall request.  In addition, Borrower shall deliver to Lender the originals, as and when requested by Lender, of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse.  Borrower shall also provide Lender with copies of all credit memos as and when requested by Lender.

         7.4       Collection of Receivables.  Borrower shall have the right to collect all Receivables, unless and until an Event of Default has occurred.  Borrower shall have a fiduciary relationship to Lender and shall hold all payments on, and proceeds of, Receivables in trust for Lender, and Borrower shall deposit all such payments and proceeds to the Triparty Account within one (1) Business Day after receipt by Borrower, to be applied to the Obligations in such order as Lender shall determine.  Lender or its designee may, upon any Event of Default, notify Account Debtors that Lender has been granted a security interest in the Receivables and take such action as Lender deems appropriate to collect all Receivables as set forth in Section 10.2 below.

         7.5       Disputes.  Borrower shall notify Lender promptly of all disputes or claims relating to Receivables.  Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (a) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Lender on the reports provided to Lender; (b) no Default or Event of Default has occurred and is continuing; and (c) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit.  Lender may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Lender considers advisable in its reasonable credit judgment and, in all cases, Lender shall credit Borrower's Loan account with only the net amounts received by Lender in payment of any Receivables.

         7.6       Returns.  Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount.  In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (a) hold the returned Inventory in trust for Lender, (b) segregate all returned Inventory from all of Borrower's other property, (c) conspicuously label the returned Inventory as subject to Lender's security interest, and (d) immediately notify Lender of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Lender's request deliver such returned Inventory to Lender.

         7.7       Verification.  Lender may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Lender or such other name as Lender may choose.

         7.8    No Liability.  Lender shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Lender be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable.  Nothing herein shall, however, relieve Lender from liability for the gross negligence or willful misconduct of Lender, or its directors, officers, employees, agents or contractors.

 8.       ADDITIONAL DUTIES OF THE BORROWER.

         8.1       Financial and Other Covenants.  Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

         8.2       Insurance.  Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Lender, in such form and amounts as Lender may reasonably require, and Borrower shall provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect.  All liability insurance policies of Borrower shall name Lender as an additional insured, and all property casualty and related insurance policies of Borrower shall name Lender as a loss payee thereon and Borrower shall cause a lender's loss payee endorsement in form reasonably acceptable to Lender.  Upon receipt of the proceeds of any such insurance, Lender shall apply such proceeds in reduction of the Obligations as Lender shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Lender shall release to Borrower insurance proceeds with respect to Equipment totaling less than the amount set forth in Section 8 of the Schedule, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid.  Lender may require reasonable assurance that the insurance proceeds so released will be so used.  If Borrower fails to provide or pay for any insurance, Lender may, but is not obligated to, obtain the same at Borrower's expense.  Borrower shall promptly deliver to Lender copies of all reports made to insurance companies.

         8.3       Reports.  Borrower, at its expense, shall provide Lender with the written reports set forth in Section 8 of the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Lender shall from time to time reasonably specify.

         8.4       Access to Collateral, Books and Records.  At reasonable times but not less frequently than quarterly and on one (1) Business Day's notice, Lender, or its agents, shall have the right to perform Audits.  Lender shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Lender shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process.  Borrower shall reimburse Lender for its reasonable out-of-pocket expenses incurred in connection with an Audit, including travel expenses to Borrower's Address.  Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Lender of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Lender the same rights with respect to access to books and records and related rights as Lender has under this Loan Agreement.

         8.5       Negative Covenants of NetLojix.  NetLojix shall not, without Lender's prior written consent, merge or consolidate with another entity, except in a transaction in which (i) the owners of NetLojix hold at least seventy-five percent (75%) of the ownership interest in the surviving entity immediately after such merger or consolidation, and (ii) NetLojix is the surviving entity.

         8.6       Negative Covenants of Each Borrower.  Borrower shall not, without Lender's prior written consent, do any of the following:

         (a       permit any Change of Control to occur.

         (b       acquire any assets, except (i) in the ordinary course of business, or (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of the amount set forth in Section 8 of the Schedule;

         (c       enter into any other material transaction outside the ordinary course of business;

         (d       sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;

         (e       store any Inventory or other Collateral with any warehouseman or other third party;

         (f       sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

         (g       make any loans of any money or other assets, except (i) reasonable advances to customers or suppliers in the ordinary course of business, and (ii) reasonable travel advances to employees;

         (h       incur any debts, outside the ordinary course of business, which would have a Material Adverse Effect;

         (i       guarantee or otherwise become liable with respect to the obligations of another party or entity;

         (j       pay or declare any dividends or distributions on the ownership interests in Borrower (except for dividends or distributions payable solely in stock form of ownership interests in Borrower);

         (k       make any change in Borrower's capital structure which would have a Material Adverse Effect;

         (l       transfer or sidestream any funds to any Affiliate other than transfers between Borrowers and the repayment to Affiliates of any amounts advanced by such Affiliate to Borrower as of the date of this Agreement (but then only in an amount not to exceed the amounts so advanced); or

         (m       change the nature of Borrower's business; or

         (n       dissolve or elect to dissolve.

         Transactions permitted by the foregoing provisions of this Section are only permitted in the ordinary course of business as indicated and if no Default or Event of Default is continuing or would occur as a result of such transaction.  Nothing in this Agreement shall prevent (i) Borrower from completing its planning subsidiary restructuring, including the possible merger or dissolution of Remote, Telecom, Westnet, CWE and/or STS, (ii) NetLojix from completing its potential name change to NetLojix Technology Solutions, Inc. or (iii) Borrower from negotiating the terms of, but not executing or consummating, any agreement with respect to any Change of Control or sale of all, or substantially all, of its assets.

         8.7       Remittance of Proceeds.  All proceeds of any Collateral shall be deposited to the Triparty Account within one (1) Business Day after receipt by Borrower.  Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Lender.  Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

         8.8       Litigation Cooperation.  Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Lender, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

         8.9       Further Assurances.  Borrower agrees, at its expense, on request by Lender, to execute all documents and take all actions, as Lender, may deem reasonably necessary or useful in order to perfect and maintain Lender's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

 9.    TERM.

         9.1       Maturity Date.  This Agreement shall continue in effect until the Maturity Date; provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than one hundred twenty (120) days prior to the Maturity Date or the next Renewal Date, that such party elects to terminate this Agreement effective on the Maturity Date or such next Renewal Date.

        9.2       Early Termination.  This Agreement may be terminated prior to the Maturity Date as follows:  (a) by Borrower, effective on the last Business Day of the first full month following the calendar month in which written notice of termination is given to Lender; or (b) by Lender at any time, without notice, effective immediately, after the occurrence of an Event of Default.  At any time after the first anniversary of the date hereof, Lender may terminate this Agreement without cause by giving Borrower six (6) months prior written notice of such termination.  The advance percentage described in the Schedule shall be reduced by one-third (1/3) during each of the last three (3) months of such six-month notice period.  The foregoing sentence notwithstanding, Lender may not terminate this Agreement without cause if NetLojix has entered into an agreement with a third party that will result in a Change of Control of NetLojix and is proceeding in good faith to consummate such Change of Control.

        9.3       Payment of Obligations.  On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable.   Notwithstanding any termination of this Agreement, all of Lender's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full.  No termination shall in any way affect or impair any right or remedy of Lender, nor shall any such termination relieve Borrower of any Obligation to Lender, until all of the Obligations have been paid and performed in full.  Upon payment and performance in full of all the Obligations and termination of this Agreement, Lender shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Lender's security interests.

 10.  EVENTS OF DEFAULT AND REMEDIES.

         10.1       Events of Default.  The  occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Lender immediate written notice thereof:

         (a       any warranty, representation, statement, report or certificate made or delivered to Lender by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading and results in a Material Adverse Effect; or

         (b       Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or

         (c       the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or

         (d       Borrower shall fail to timely deliver the proceeds of Collateral to Lender as provided in Sections 7.4 and 8.7 above, or shall fail to give Lender prompt access to its books and records or Collateral as provided in Section 8.4 above, or shall breach any negative covenant set forth in Section 8.5 or 8.6 above; or

         (e       Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

         (f       Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within ten (10) days after the date due; or

         (g       any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured by release thereof within ten (10) days after the occurrence of the same; or

         (h       any default or event of default occurs under any obligation secured by a Permitted Lien that results in a Material Adverse Effect, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

         (i       Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect; or

         (j       dissolution, termination of existence, insolvency or business failure of Borrower or any guarantor of any of the Obligations; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

         (k       the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is (i) not timely controverted, or (ii) not cured by the dismissal thereof within thirty (30) days after the date commenced; or

         (l       revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

         (m       revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

         (n       Borrower or any guarantor of any of the Obligations makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

         (o       except as permitted under Section 8.5 or 8.6, Borrower shall suffer or experience any Change of Control without Lender's prior written consent, which consent shall be in the discretion of Lender in the exercise of its reasonable business judgment; or

         (p       Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

         (q       any event or occurrence that results in a Material Adverse Effect.

         Lender may cease making any Loans or extending any credit hereunder during any of the above cure periods.

         10.2       Remedies.  Upon the occurrence, and during the continuance, of any Event of Default, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

         (a       Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

         (b       Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

         (c       Take possession of any or all of the Collateral (including, without limitation, all funds held in the Triparty Account) wherever it may be found, and for that purpose Borrower hereby authorizes Lender without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Lender deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Lender seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives:

             (i)     any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession;

             (ii)     any demand for possession prior to the commencement of any suit or action to recover possession thereof; and

             (iii)    any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment;

         (d       Require Borrower to assemble any or all of the Collateral and make it available to Lender at places designated by Lender which are reasonably convenient to Lender and Borrower, and to remove the Collateral to such locations as Lender may reasonably deem advisable;

         (e       Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge.  Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

         (f       Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale.  Lender shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Lender deems reasonable, or on Lender's premises, or elsewhere and the Collateral need not be located at the place of disposition.  Lender may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition.  Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

         (g       Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes and empowers Lender to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Lender's reasonable discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; and

         (h       Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.

         All attorneys' fees, expenses, costs, liabilities and obligations incurred by Lender (including attorneys' fees and expenses incurred in connection with bankruptcy) with respect to the foregoing shall be due from the Borrower to Lender on demand. Lender may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Loans.  Without limiting any of Lender's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

         10.3       Standards for Determining Commercial Reasonableness.  Borrower and Lender agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:

         (a       Notice of the sale is given to Borrower at least seven (7) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven (7) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;

         (b       Notice of the sale describes the collateral in general, non-specific terms;

         (c       The sale is conducted at a place designated by Lender, with or without the Collateral being present;

         (d       The sale commences at any time between 8:00 a.m. and 6:00 p.m. local time at the location where the Collateral is to be sold;

         (e       Payment of the purchase price in cash or by cashier's check or wire transfer is required; and

         (f       With respect to any sale of any of the Collateral, Lender may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.

         Lender shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

         10.4       Power of Attorney.  Borrower hereby grants to Lender an irrevocable power of attorney coupled with an interest, authorizing and permitting Lender (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Lender agrees to exercise the following powers in a commercially reasonable manner:

         (a       Execute on behalf of Borrower any documents that Lender may, in its sole discretion, deem advisable in order to perfect and maintain Lender's security interest in the Collateral, or in order to exercise a right of Borrower or Lender, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements relating to the Obligations;

         (b       After the occurrence of an Event of Default, execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Lender's Collateral or in which Lender has an interest;

         (c       After the occurrence of an Event of Default, execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

         (d       Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Lender's possession;

         (e       Endorse all checks and other forms of remittances received by Lender;

         (f       After the occurrence of an Event of Default, pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

         (g       After the occurrence of an Event of Default, grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

         (h       After the occurrence of an Event of Default, pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

        (i       After the occurrence of an Event of Default, settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

         (j       Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; and

         (k       After the occurrence of an Event of Default, take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.

         Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Lender (including attorneys' fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand.  Lender may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Loans.  In no event shall Lender's rights under the foregoing power of attorney or any of Lender's other rights under this Agreement be deemed to indicate that Lender is in control of the business, management or properties of Borrower.  Borrower shall pay, indemnify, defend, and hold Lender and each of its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities").  Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability resulting from the gross negligence or willful misconduct of any Indemnified Person or any contractor of any Indemnified Person.  This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         10.5       Application of Proceeds.  All proceeds realized as the result of any sale of the Collateral shall be applied by Lender first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Lender in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Lender shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency.  If, Lender, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of the cash therefor.

         10.6       Remedies Cumulative.  In addition to the rights and remedies set forth in this Agreement, Lender shall have all the other rights and remedies accorded a secured party in equity, under the Code, and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Lender and Borrower, and all of such rights and remedies are cumulative and none is exclusive.  Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies.  The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed.

 11.       GENERAL PROVISIONS.

         11.1       Interest Computation.  In computing interest on the Obligations, all checks, wire transfers and other items of payment deposited by Borrower to the Triparty Account (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Lender on account of the Obligations two (2) Business Days after such deposit by Borrower of immediately available funds, and, for purposes of the foregoing, any such funds received after 1:00 p.m. Dallas, Texas time, on any day shall be deemed received on the next Business Day.

        11.2       Application of Payments.  Subject to Section 10.5 hereof, all payments with respect to the Obligations may be applied, and in Lender's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Lender shall determine in its sole discretion.

         11.3       Charges to Accounts.  Lender may, in its discretion, require that Borrower pay monetary Obligations in cash to Lender, or charge them to Borrower's Loan account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Loans.

         11.4       Monthly Accountings.  Borrower shall provide Lender monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement.  Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

         11.5       Notices.  All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, facsimile or certified mail return receipt requested, addressed to Lender or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party.  All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, faxed (at time of confirmation of transmission), or at the expiration of one (1) Business Day following delivery to the private delivery service, or two (2) Business Days following the deposit thereof in the United States mail, with postage prepaid.

         11.6       Severability.  Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         11.7       Integration.  This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement.  There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

         11.8       Waivers.  The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lender shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith.  Any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent, and whether or not similar.  None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Lender shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower.  Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement.

         11.9  No Liability for Ordinary Negligence.  Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Lender, but nothing herein shall relieve Lender from liability for the gross negligence or willful misconduct of Lender or its directors, officers, employees, agents or contractors.

         11.10       Amendment.  The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by a duly authorized officer of Borrower and a duly authorized officer of Lender.

         11.11       Time of Essence.  Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

         11.12       Attorneys Fees, Costs and Charges.  Borrower shall reimburse Lender for all attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Lender, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any attorneys' fees and costs (including attorneys' fees and expenses incurred pursuant to bankruptcy) Lender incurs in order to do the following: obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Lender's security interest in, the Collateral; and otherwise represent Lender in any litigation relating to Borrower.  If either Lender or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy), including (but not limited to) attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment.  All attorneys' fees, costs and charges (including attorneys' fees and expenses incurred pursuant to bankruptcy) and other fees, costs and charges to which Lender may be entitled pursuant to this Agreement may be charged by Lender to Borrower's loan account and shall thereafter bear interest at the same rate as the Loans.

         11.13       Benefit of Agreement.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided, however, that neither party may assign or transfer any of its rights under this Agreement without the prior written consent of the other party, and any prohibited assignment shall be void.  No consent by Lender to any assignment shall release Borrower from its liability for the Obligations.   Lender reserves the right to syndicate all or a portion of the transaction created herein or sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder, subject to Borrower's approval, which shall not be withheld unreasonably.  In connection with any such syndication, assignment or participation, Lender may, subject to the confidentiality provisions of Section 11.18 disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business.

        11.14       Publicity.  Lender is hereby authorized, at its expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

         11.15       Paragraph Headings; Construction.  Paragraph headings are only used in this Agreement for convenience.  Borrower and Lender acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement.  The term "including", whenever used in this Agreement, shall mean "including (but not limited to)".  This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or Borrower under any rule of construction or otherwise.

         11.16       Governing Law; Jurisdiction; Venue.  THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED, DELIVERED AND ACCEPTED BY THE PARTIES IN THE STATE OF TEXAS, SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS COUNTY, TEXAS, AND SHALL BE ENFORCED UNDER AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS TO BE ENTERED INTO AND FULLY PERFORMED IN THE STATE OF TEXAS, WITHOUT REGARD TO ANY CHOICE-OF-LAW PROVISIONS, STATUTES, REGULATIONS OR PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT EACH AND ALL OF THE RIGHTS, OBLIGATIONS AND TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT CONSTITUTE A "QUALIFIED TRANSACTION" UNDER SECTION 35.51 OF THE TEXAS BUSINESS AND COMMERCE CODE, THAT THE PARTIES AND THEIR RESPECTIVE COUNSEL HAVE EXPRESSLY NEGOTIATED THIS PROVISION REGARDING GOVERNING LAW, AND, NOTWITHSTANDING ANY CHOICE OF LAW OR VENUE PROVISION FOUND IN ANY OTHER AGREEMENT RELATED TO THIS AGREEMENT, THAT THIS PROVISION IS AN ESSENTIAL PART OF THE PARTIES' BARGAIN.

 EACH OF THE PARTIES HERETO ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION 0F THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN DALLAS, TEXAS IN CONNECTION WITH ANY ACTION OR PROCEEDING TO ENFORCE, CHALLENGE, TERMINATE OR CONSTRUE THIS AGREEMENT OR ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, HOWSOEVER DENOMINATED, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, INCLUDING ANY CLAIM OF BREACH OF REPRESENTATION OR WARRANTY OR COVENANT OR OF NONPERFORMANCE, AND HEREBY IRREVOCABLY AGREES THAT SUCH COURTS SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OVER ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, AND THAT SERVICE OF PROCESS, SUMMONS OR NOTICE BY U.S. REGISTERED MAIL TO SUCH PARTY'S ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF SHALL BEEFFECTIVE SERVICE OF PROCESS OF ANY ACTION OR PROCEEDING AGAINST SUCH PARTY IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING IN EACH CASE, ANY CLAIM THAT (A) IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT VENUE IN SUCH COURT IS NOT PROPER, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS, OR (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT EACH AND ALL OF THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT CONSTITUTE A "MAJOR TRANSACTION" UNDER SECTION 15.020 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE, THAT THE PARTIES HAVE EXPRESSLY NEGOTIATED THIS PROVISION REGARDING JURISDICTION AND VENUE, AND THAT THIS PROVISION IS AN ESSENTIAL PART OF THE PARTIES' BARGAIN.

         11.17       Mutual Waiver of Jury Trial.  BORROWER AND LENDER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         11.18       Confidentiality.  Lender will maintain the confidentiality of any non public information marked as confidential and relating to the business, operations or methodology of Borrower or financial performance of Borrower ("Borrower Information") provided to Lender solely by the Borrower as required under the terms of this Agreement.  Lender will not trade in Borrower's securities based on any such Borrower Information.  Lender will not disclose Borrower Information to any person, other than employees, agents, attorneys or accountants of Lender for whose action Lender shall be responsible to Borrower.  Lender will not disclose Borrower Information to any other party unless, prior to such disclosure, Lender obtains an executed acknowledgment binding such party to maintain the confidentiality of the information, prohibiting its disclosure or use except for the purposes permitted under this Agreement, and agreeing that the information may not be used in connection with the purchase of Borrower's securities or to compete with the Borrower in any way.  In the event Lender receives a subpoena or other process for any Borrower Information, it will immediately give notice in writing of the subpoena or other process, including a copy thereof, to Borrower.

 BORROWER:

 NETLOJIX COMMUNICATIONS, INC.
a Delaware corporation

By
     Chief Executive Officer

By
     Chief Accounting Officer

REMOTE LOJIX/PCSI, INC.,
a New York corporation

By
     Chief Executive Officer

 By
     Chief Accounting Officer

NETLOJIX TELECOM, INC.,
a Delaware corporation

By       Anthony E. Papa
     Chief Executive Officer

 By       Gregory J. Wilson
     Chief Accounting Officer

WESTNET COMMUNICATIONS, INC.,
a California corporation

By       Anthony E. Papa
     Chief Executive Officer

By       Gregory J. Wilson
     Chief Accounting Officer

CW ELECTRONIC ENTERPRISES, INC.,
an Illinois corporation

By       Anthony E. Papa
     Chief Executive Officer

By       Gregory J. Wilson
     Chief Accounting Officer

SMITH TECHNOLOGY SOLUTIONS, INC.,
a California corporation

By       Anthony E. Papa
     Chief Executive Officer

 By       Gregory J. Wilson
     Chief Accounting Officer

LENDER:

DTL ONE, LLC,
a Nevada limited liability company

By         Jeffrey J. Jensen
Title:     Member

Schedule to
Loan and Security Agreement

Borrower:            NETLOJIX COMMUNICATIONS, INC.
                             a Delaware corporation

                              REMOTE LOJIX/PCSI, INC.,
                              a New York corporation

                              NETLOJIX TELECOM, INC.,
                              a Delaware corporation

                              WESTNET COMMUNICATIONS, INC.,
                               a California corporation

                              CW ELECTRONIC ENTERPRISES, INC.,
                              an Illinois corporation

                              SMITH TECHNOLOGY SOLUTIONS, INC.,
                              a California corporation

 Address:        501 Bath Street
                        Santa Barbara, California  93101

 Date:             January 31, 2002

         This Schedule forms an integral part of the Loan and Security Agreement between DTL One, LLC a Nevada limited liability company ("Lender") and the above-borrowers of even date.

SECTION 2 - CREDIT FACILITIES

        Section 2.1 - Credit Limit:  Loans in a total amount at any time outstanding not to exceed the lesser of a total of Two Million Dollars ($2,000,000) (the "Maximum Dollar Amount"), or the sum of (a) and (b) below:

 (a)  Billed Receivable Loans in an amount not to exceed the total of the following percentages of the amount of Borrower's Eligible Receivables consisting of Billed Receivables (as defined in Section 1 of the Agreement) outstanding for the given time period:

(i)    80% of Billed Receivables outstanding for 90 days or less;
(ii)  40% of Billed Receivables outstanding for more than 90 days, but not more than 120 days; and
(iii)   20% of Billed Receivables outstanding for more than 120 days, but not more than 150 days.

 (b)  Unbilled Receivable Loans in an amount not to exceed the lesser of:

 (i)  up to 80% of the amount of Borrower's Eligible Receivables consisting of Unbilled Receivables (as defined in Section 1 of the Agreement), and

 (ii)  Seven Hundred Fifty Thousand Dollars ($750,000).

SECTION 3 - INTEREST AND FEES

         Section 3.1 - Interest Rate:  A rate equal to the Prime Rate plus 2% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed.  The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest Prime Rate in effect during the prior month, provided that the rate of interest charged on any Loans in any month shall not be less than 10% per annum.  In no event will the interest rate applicable to any Loan (including amortization of any fees set forth in Section 3.2 hereof) exceed the highest rate permitted by applicable law on the date of the Agreement.

        Section 3.2 - Loan Fee:  One half of one percent (0.5%) of the Maximum Dollar Amount, such amount being fully earned and payable on the Closing Date.

         Section 3.2 - Facility Fee:  $1,000, per quarter, payable on the Closing Date (prorated for any partial quarter at the beginning of the term of this Agreement).

SECTION 5 - CONDITIONS PRECEDENT

         Section 5.2 -    Minimum
                                  Availability:                      $250,000

         Section 5.11 -  Other Documents
                                  and Agreements:     1.  Revolving credit note;

                                                                    2.  UCC-1 financing statements and termination statements;

                                                                    3.  Tri-party account agreement.

SECTION 6 - REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.2  -  Prior Names of
                                 Borrower:                  Avtel Communications, Inc.
                                                                    Hi, Tiger International, Inc.

        Section 6.2 -    Prior Trade Names
                                 of Borrower:              AvTel
                                                                    AvTel Communications
                                                                    Hi, Tiger

        Section 6.2 -   Existing Trade Names
                                of Borrower:                       NetLojix
                                                                            NetLojix Communications
                                                                            NetLojix Telecom
                                                                            Remote
                                                                            Remote Lojix
                                                                            Remote Lojix/PCSI
                                                                            Westnet
                                                                            Silicon Beach
                                                                            Silicon Beach Communications
                                                                            CWE²
                                                                            STS

         Section 6.3 -     Other Locations and
                                   Addresses:                        Schedule 6.3 (attached hereto)

         Section 6.10 -    Material Adverse
                                    Litigation:                         Schedule 6.10 (attached hereto)

         Section 6.10 -    Future Claims and
                                    Litigation:

Borrower will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of Fifty Thousand Dollars ($50,000) or more, or involving One Hundred Thousand Dollars ($100,000) or more in the aggregate.

SECTION 8 - ADDITIONAL DUTIES OF BORROWER

         Section 8.2 -  Insurance:  Subject to the limitations set forth in Section 8.2 of the Agreement, Lender shall release to Borrower insurance proceeds with respect to Equipment totaling less than One Hundred Thousand Dollars ($100,000) in a single transaction subject to a yearly limitation of Two Hundred and Fifty Thousand Dollars ($250,000).

        Section 8.3 - Reporting:  Without in any manner limiting or modifying any other reports or notices required of Borrower under other provisions of the Agreement, Borrower shall provide Lender with the following:

1.  Monthly Receivable agings, aged by invoice date, within twenty (20) days after the end of each month.

 2.  Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within ten (10) days after the end of each month.

 3.  Monthly internally prepared financial statements, on a consolidating to consolidated basis, as soon as available, and in any event within thirty (30) days after the end of each month.

4.  Quarterly internally prepared financial statements, as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower.

 5.  Quarterly customer lists, including customer name, address, and phone number.

 6.  Annual financial statements, as soon as available, and in any event within ninety (90) days following the end of Borrower's fiscal year, containing the opinion of, and certified by an independent certified public accountant acceptable to Lender.  Lender hereby agrees that Farber & Hass LLP is acceptable to Lender.

 7.  Monthly collateral/reserves roll forward with General Ledger reconciliation, in form and substance satisfactory to Lender, within ten (10) days after the end of each month.

 8.  Reports for Unbilled Receivables as frequently as Lender shall require, in form and substance satisfactory to Lender.

 9.  Annual projections, on a month-to-month basis, in form and substance satisfactory to Lender, are to be provided to Lender before each anniversary date of the effective date of this Agreement.

 10.  Weekly Borrowing Base reporting which includes sales, collections and credits, in form and substance satisfactory to Lender, within three (3) business days after the end of each week.  A month-end Borrowing Base reporting consolidating for each calendar month the current month-end status of the Weekly Borrowing Base reports for such month, within five (5) business days after the end of each calendar month.

11.  Regular reports, no less frequently than monthly, to the extent applicable, as described in Section 7.5.

         Section 8.6 -   Negative Covenants
                                (Acquired Assets):

One Hundred Thousand Dollars ($100,000) in the aggregate for all acquisitions during a calendar year, or a proportionate amount for a partial year.

SECTION 9 - TERM

         Section 9.1 - Maturity Date:  January 31, 2004, subject to automatic renewal as provided in Section 9.1 of the Agreement, and early termination as provided in Section 9.2 of the Agreement.